Exhibit 10.1

SECOND AMENDMENT

TO THE

ENTRAVISION COMMUNICATIONS CORPORATION

2004 EQUITY INCENTIVE PLAN

This Second Amendment to the Entravision Communications Corporation 2004 Equity Incentive Plan (“Amendment”) is made effective as of July 13, 2006 by Entravision Communications Corporation, a Delaware corporation (the “Company”). All capitalized terms not defined in this Amendment shall be defined as set forth in the Plan.

WHEREAS, the Company maintains the Entravision Communications Corporation 2004 Equity Incentive Plan (the “Plan”);

WHEREAS, the Plan currently provides for automatic grants of options to non-employee directors and a minimum three-year vesting period for restricted stock and restricted stock units; and

WHEREAS, the Company desires to amend the Plan to eliminate the automatic option grants for directors and to eliminate the three-year minimum vesting period for restricted stock and restricted stock units.

1.	NOW THEREFORE BE IT RESOLVED, that effective as of July 13, 2006, the Plan is hereby amended as follows:

(a)	The provisions of Section 7(b), which provides for the automatic grant of options to non-employee directors, shall no longer apply. Any options granted pursuant to such section prior to the date hereof shall remain outstanding and shall remain subject to the terms of the Plan, including Section 7(b).

(b)	Section 10(b), relating to the vesting requirements for restricted stock and restricted stock units, shall read in its entirety as follows:

“The period of time over which the restrictions imposed on Restricted Stock will lapse and the vesting of Restricted Stock Units will occur, and whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies.”

2.	All Other Provisions of the Plan Remain the Same. Except as expressly provided in this Amendment, all other terms, conditions and obligations contained in the Plan shall remain unchanged and in full force and effect as provided for in the Plan.

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To record the adoption of this Amendment by the Compensation Committee of the Board of Directors of the Company effective July 13, 2006, the Company has caused its authorized officer to execute the same.

ENTRAVISION COMMUNICATIONS CORPORATION

By:	/S/ WALTER F. ULLOA
Name:	Walter F. Ulloa
Title:	Chairman and Chief Executive Officer

[Signature Page to Second Amendment to the Entravision Communications Corporation 2004 Equity Incentive Plan]